P R E S S R E L E A S E

Contacts:	Analytical Surveys, Inc.	Pfeiffer High Investor Relations, Inc.
	Lori Jones	Geoff High
	Chief Executive Officer	303/393-7044
	210/657-1500	geoff@pfeifferhigh.com

ANALYTICAL SURVEYS ENGAGES PLURIS PARTNERS

TO FACILITATE EXPANSION INTO ENERGY SECTOR;

COMPANY ANNOUNCES RESIGNATION OF PRESIDENT AND COO

SAN ANTONIO, Texas, December 7, 2005 -- Analytical Surveys, Inc. (ASI) (Nasdaq SmallCap: ANLT), a leading provider of utility-industry data collection, creation and management services for the geographic information systems (GIS) markets, today announced it has engaged Pluris Partners, Inc. to facilitate the expansion of ASI's service offering into the energy sector. The Company has assigned Pluris with several specific objectives, including the pursuit of opportunities in the exploration and production sector.

Lori Jones, CEO, said, "We have extensive experience in providing geospatial data management services for electric, water and gas companies, and we intend to leverage our expertise by pursuing additional opportunities in the energy industry. We have identified a number of new business prospects we intend to aggressively pursue, particularly in light of the current market climate for natural energy resources."

ASI also announced that Brian Morrow has resigned as president and chief operating officer to pursue other opportunities, effective December 2, 2005. Mr. Morrow joined the Company on June 9, 2005.

Lori Jones, CEO of ASI, said, "We extend our appreciation to Brian for his contributions during the past six months. While we will miss his leadership, we believe our previously announced relationship with Wind Lake Solutions provides us with one of the most seasoned GIS data management teams in the world. This relationship ensures that our customers will have a data management partner with the capacity to help maximize their growing business opportunities."

About ASI

Analytical Surveys Inc. (ASI) provides technology-enabled solutions and expert services for geospatial data management, including data capture and conversion, planning, implementation, distribution strategies and maintenance services. Through its affiliates, ASI has played a leading role in the geospatial industry for more than 40 years. The Company is dedicated to providing utilities and government with responsive, proactive solutions that maximize the value of information and technology assets. ASI is headquartered in San Antonio, Texas and maintains operations in Waukesha, Wisconsin. For more information, visit www.anlt.com.

About Pluris Partners

Pluris Partners, Inc. is an Orlando-based merchant banking firm specializing in merger & acquisition, private equity placement and financial advisory services. Pluris provides consultancy services as General Partner for the private investment limited partnership, Pluris Opportunity Fund, LP. The partnership seeks to acquire publicly traded companies that are viable merger candidates for a qualified private company client list, targeting emerging private companies in high growth business sectors.

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this press release, the words "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding the Company's strategy, future sales, future expenses and future liquidity and capital resources. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements. The Company's actual results could differ materially from those discussed in this press release. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1. Business--"risk factors" and elsewhere in the Company's Annual Report on Form 10-K.

###